Exhibit 23.1 - Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56123) pertaining to the Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 333-56127) pertaining to the 1997 Bioanalytical Systems, Inc. Outside Director Stock Option Plan of our report dated November 5, 1999 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Bioanalytical Systems, Inc.

                                          /s/ Ernst & Young LLP


Indianapolis, Indiana
December 27, 1999